UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2025

BioNexus Gene Lab Corp.
(Exact name of Company as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Unit A-28-7, Tower A, Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

59000 Kuala Lumpur

(Address of principal executive offices)

Phone: +1 (307) 241-6898

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 24, 2025, BioNexus Gene Lab Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

The matters voted upon at the Annual Meeting and the final voting results were as follows:

Proposal 1 — Election of Directors

Each of the following nominees was elected to serve as a director of the Company to hold office until the Company’s next annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions
Su-Leng Tan Lee	972,902.8	4,485.5	300
Muhammad Azrul bin Abdul Hamid	972,902.8	4,485.5	300
Jook Yuen Low	971,641.8	4,485.5	1,561
Chee Keong Yap	972,902.8	4,485.5	300

Proposal 2 — Approval of the 2025 Equity Incentive Plan

The Company’s 2025 Equity Incentive Plan was approved.

Votes For	Votes Against	Abstentions
966,759.8	10,628.5	300

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The appointment of JP Centurion & Partners PLT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

Votes For	Votes Against	Abstentions
973,284.3	3,402.5	1,001.5

Proposal 4 — Approval of Adjournment Proposal

The proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies was approved.

Votes For	Votes Against	Abstentions
966,489.3	9,647.5	1,551.5

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

/s/ Su-Leng Tan Lee
By:	Su-Leng Tan Lee
Chief Executive Officer

Date:	December 30, 2025

3